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                                                               EXHIBIT (A)(1)(E)
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                           OFFER TO PURCHASE FOR CASH
                                       BY
                            HAWAIIAN AIRLINES, INC.
                                     UP TO
                      5,880,000 SHARES OF ITS COMMON STOCK
                                       AT
                              $4.25 NET PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 27, 2002, UNLESS THE OFFER IS EXTENDED.

                                                                    May 31, 2002

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase dated May 31, 2002, of Hawaiian Airlines, Inc., a Hawaii corporation, and a related specimen Letter of Transmittal (which together constitute the "Offer"), pursuant to which Hawaiian is offering to purchase up to 5,880,000 shares of its outstanding common stock, par value $0.01 per share, for cash at a purchase price of $4.25 net per share to the seller, without interest, upon the terms and subject to the conditions set forth in the Offer. Hawaiian may elect, but shall not be obligated, to purchase additional shares pursuant to the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of shares held by us in your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

    THE SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    YOUR ATTENTION IS CALLED TO THE FOLLOWING:

    - the purchase price is $4.25 net per share to you in cash;

    - the Offer is not conditioned upon any minimum number of shares being validly tendered;

    - the Offer expires at 12:00 midnight, New York City time, on June 27, 2002, unless extended (the "Expiration Date"). Shares must be properly tendered by the Expiration Date to ensure that at least some of your shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf;

    - please note that proration is very likely, since Airline Investors Partnership, L.P. ("AIP"), the majority shareholder of Hawaiian, has advised Hawaiian of its intention to tender all 18,181,818 of its shares, on the condition that in no event will Hawaiian accept for payment more than that number of AIP's shares that would cause its ownership interest in Hawaiian, following completion of the Offer, to be less than or equal to 50.0%; and

    - the Offer is subject to the terms and conditions set forth in the Offer to Purchase, which you should read carefully;

    IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, WILL YOU KINDLY SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE HEREOF. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BY YOU IN THE INSTRUCTION FORM.
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    THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR
INFORMATION ONLY AND SHOULD NOT BE USED TO TENDER SHARES. THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND THE RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL OTHER CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    As described in the Offer to Purchase, if more than 5,880,000 shares (or such greater number of shares as Hawaiian may elect to purchase) are validly tendered on or prior to the Expiration Date, subject to the terms and conditions of the Offer, Hawaiian will purchase all shares validly tendered on or prior to the Expiration Date, on a PRO RATA basis if necessary (with appropriate adjustments to avoid purchase of fractional shares).

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated May 31, 2002, and a specimen Letter of Transmittal relating to the Offer by Hawaiian to purchase up to 5,880,000 shares of its outstanding common stock, or such greater number of shares as Hawaiian may elect to purchase.

    This will instruct you to tender to Hawaiian the number of shares indicated below (or, if no number is indicated below, all shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related specimen Letter of Transmittal that you have furnished to the undersigned.

                                 SHARES TENDERED
    Indicate below the aggregate number of shares to be tendered by us.
                            __________________shares

Signature ______________________________________________________________________
Name____________________________________________________________________________
                                 (Please Print)
Account Number__________________________________________________________________
Address_________________________________________________________________________
Area Code and Telephone Number__________________________________________________
Taxpayer Identification or Social Security Number_______________________________
Date: ____________, 2002

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